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                                                                  EXHIBIT 11

                     COMPUTATION OF PER SHARE EARNINGS

The statement re: computation of per share earnings for fiscal year 1997 is as follows:

                                                     PRIMARY    FULLY DILUTED
                                                 ----------------------------
1.  Net income                                   $  13,948,054  $  13,948,054
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2.  Weighted average common shares
     outstanding                                     4,659,668      4,659,668
3.  Common stock equivalents due to dilutive
     effect of stock options                           234,114        278,070
                                                 -------------  -------------
4.  Total weighted average common shares and
     equivalents outstanding                         4,893,782     4,937,738
                                                 -------------  -------------
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5.  Earnings per share                                 $  2.85       $  2.82
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